Exhibit 10.6

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of January 18, 2024 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), made by and among JG IL LLC, an Illinois limited liability company (the “Grantor”), in favor of ZP RE HOLDINGS, LLC, an Arizona limited liability company, its successors and assignees (the “Secured Party”).

WHEREAS, on or about the date hereof, the Secured Party and Grantor entered into that certain Lease Agreement dated January 12, 2024 (the “Lease”). The purpose of the Lease is to provide for the lease and demise by Secured Party to Tenant of that certain real property located at 3455 S. Ashland Avenue, Chicago, Illinois, 60608, as more particularly described therein, and further to provide for the payment and performance by Tenant of all covenants and obligations therein. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Lease.

WHEREAS, this Agreement is given by the Grantor in favor of the Secured Party to secure the payment and performance of all of the Secured Obligations.

WHEREAS, it is a condition to the obligations of the Secured Party to enter into the Lease and perform its obligations thereunder that the Grantor execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions.

(a) Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(b) For purposes of this Agreement, the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2, below.

“Event of Default” has the meaning set forth in the Lease.

“First Priority” means, with respect to any lien and security interest purported to be created in any Collateral pursuant to this Agreement, such lien and security interest is the most senior lien to which such Collateral is subject.

“Perfection Certificate” has the meaning set forth in Section 5(a), below.

“Proceeds” means “proceeds” as such term is defined in section 9-102 of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Collateral, collections thereon or distributions with respect thereto.

“Secured Obligations” has the meaning set forth in Section 3(b), below.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Illinois or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.

2. Grant of Security Interest. To the extent each subsection of Section 2 is securable, the Grantor hereby pledges and grants to the Secured Party, and hereby creates a continuing First Priority lien and security interest in favor of the Secured Party in and to all of its right, title and interest in and to the following, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Collateral”):

(a) That (i) conditional Adult Use Dispensing Organization License (Conditional License Number 284.000339-CL received on January 20, 2023 with an expiration date of January 9, 2025) to be converted into an operational Adult Use Dispensing Organization License pursuant to Section 15-36 of the Cannabis Regulation and Tax Act. (“15-36 License”) (the date of receipt, the “License Award Date” and such license, the “License”), and (ii) any approval, entitlement or other consent by the City or other authority with jurisdiction over the Premises for the use of the Premises as a retail cannabis dispensary (the “Cannabis Approvals”) issued or approved to Grantor by the Illinois Department of Financial and Professional Regulation (the “IDFPR” or the “Department”) and the Cannabis Regulation Oversight Office of Illinois, which Grantor covenants and acknowledges shall be construed as a general intangible.

3. Secured Obligations. The Collateral secures the due and prompt payment and performance of:

(a) the obligations of the Grantor from time to time arising under the Lease, this Agreement or otherwise with respect to the due and prompt payment of (i) Rent when and as due, and (ii) all other monetary obligations, including fees, costs, attorneys’ fees and disbursements, reimbursement obligations, expenses and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Grantor under or in respect of the Lease and this Agreement; and

(b) all other covenants, duties, debts, obligations and liabilities of any kind of the Grantor under or in respect of the Lease, this Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether evidenced by a note or other writing, whether allowed in any bankruptcy, insolvency, receivership or other similar proceeding (all such obligations, covenants, duties, liabilities, sums and expenses set forth in being herein collectively called the “Secured Obligations”).

4. Perfection of Security Interest and Further Assurances.

(a) The Grantor shall, from time to time, as may be required by the Secured Party with respect to all Collateral, immediately take all actions as may be requested by the Secured Party to perfect the security interest of the Secured Party in the Collateral, including, without limitation, with respect to all Collateral over which control may be obtained within the meaning of sections 8-106, 9-104, 9-105, 9-106 and 9-107 of the UCC, as applicable, the Grantor shall immediately take all actions as may be requested from time to time by the Secured Party so that control of such Collateral is obtained and at all times held by the Secured Party. All of the foregoing shall be at the sole cost and expense of the Grantor.

(b) The Grantor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Grantor hereunder, without the signature of the Grantor where permitted by law. The Grantor agrees to provide all information required by the Secured Party pursuant to this Section promptly to the Secured Party upon request.

(c) The Grantor agrees that at any time and from time to time, at the expense of the Secured Party, the Grantor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Secured Party may request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

5. Representations and Warranties. The Grantor represents and warrants as follows:

(a) It has previously delivered to the Secured Party a certificate signed by the Grantor and entitled “Perfection Certificate” (“Perfection Certificate”) in substantially the form attached hereto as Exhibit A, and that: (i) the Grantor’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (ii) the Grantor is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate, (iii) the Perfection Certificate accurately sets forth the Grantor’s organizational identification number (or accurately states that the Grantor has none), the Grantor’s place of business (or, if more than one, its chief executive office), and its mailing address, (iv) all other information set forth on the Perfection Certificate relating to the Grantor is accurate and complete and (v) there has been no change in any such information since the date on which the Perfection Certificate was signed by the Grantor.

(b) All information set forth on the Perfection Certificate relating to the Collateral is accurate and complete and there has been no change in any such information since the date on which the Perfection Certificate was signed by the Grantor.

(c) At the time the Collateral becomes subject to the lien and security interest created by this Agreement, the Grantor will be the sole, direct, legal and beneficial owner thereof, free and clear of any lien, security interest, encumbrance, claim, option or right of others except for the security interest created by this Agreement.

(d) Subject to the Regulations and/or the requirements of the Regulator (“Regulations” and “Regulator” are defined in Section 20, below), the pledge of the Collateral pursuant to this Agreement creates a valid and perfected First Priority security interest in the Collateral, securing the payment and performance when due of the Secured Obligations.

(e) Subject to the Regulations and/or the requirements of the Regulator, it has full power, authority and legal right to pledge the Collateral pursuant to this Agreement.

(f) This Agreement and the Lease has been duly authorized, executed and delivered by the Grantor and constitutes a legal, valid and binding obligation of the Grantor enforceable in accordance with its terms (subject to the Regulations and/or the requirements of the Regulator).

(g) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the pledge by the Grantor of the Collateral pursuant to this Agreement or for the execution and delivery of the Lease and this Agreement by the Grantor or the performance by the Grantor of its obligations thereunder (however, Secured Party acknowledges and understands that the Regulations and/or the requirements of the Regulator may affect its rights with respect to the Collateral).

(h) The execution and delivery of the Lease and this Agreement by the Grantor and the performance by the Grantor of its obligations thereunder, will not violate any provision of any applicable law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority applicable to the Grantor or any of its property, or the organizational or governing documents of the Grantor or any agreement or instrument to which the Grantor is party or by which it or its property is bound, in each case, excluding federal law in conflict with state and local law authorizing the use and sale of cannabis and excluding the Regulations and/or the requirements of the Regulator may affect its rights with respect to the Collateral).

(i) The Grantor has taken all action required on its part for control (as defined in sections 8-106, 9-104, 9-105, 9-106 and 9-107 of the UCC, as applicable) to have been obtained by the Secured Party over all Collateral with respect to which such control may be obtained pursuant to the UCC. No person other than the Secured Party has control or possession of all or any part of the Collateral.

6. Voting, Distributions and Receivables.

(a) The Secured Party agrees that the Grantor may, unless an Event of Default shall have occurred and be continuing, receive and retain all cash dividends and other distributions with respect to the Collateral.

(b) The Secured Party may, or at the request and option of the Secured Party, the Grantor shall, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Secured Party.

7. Covenants. The Grantor covenants as follows:

(a) The Grantor will not, without providing at least 30 days’ prior written notice to the Secured Party, change its legal name, identity, type of organization, jurisdiction of organization, corporate structure, location of its chief executive office or its principal place of business or its organizational identification number. The Grantor will, prior to any change described in the preceding sentence, take all actions requested by the Secured Party to maintain the perfection and priority of the Secured Party’s security interest in the Collateral.

(b) The Grantor shall, at its own cost and expense, defend title to the Collateral and the First Priority lien and security interest of the Secured Party therein against the claim of any person claiming against or through the Grantor and shall maintain and preserve such perfected First Priority security interest for so long as this Agreement shall remain in effect.

(c) The Grantor will not sell, offer to sell, dispose of, convey, assign or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein.

(d) The Grantor will pay promptly when due all taxes, assessments, governmental charges, and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement.

8. Secured Party Appointed Attorney-in-Fact. The Grantor hereby appoints the Secured Party the Grantor’s attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement (but the Secured Party shall not be obligated to and shall have no liability to the Grantor or any third party for failure to do so or take action). This appointment, being coupled with an interest, shall be irrevocable. The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

9. Secured Party May Perform. If the Grantor fails to perform any obligation contained in this Agreement, the Secured Party may itself perform, or cause performance of, such obligation, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Grantor; provided that the Secured Party shall not be required to perform or discharge any obligation of the Grantor.

10. Reasonable Care. The Secured Party shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to any claims, the nature or sufficiency of any payment or performance by any party under or pursuant to any agreement relating to the Collateral or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by the Secured Party of any of the rights and remedies hereunder, shall relieve the Grantor from the performance of any obligation on the Grantor’s part to be performed or observed in respect of any of the Collateral.

11. Remedies Upon Default.

(a) If any Event of Default shall have occurred and be continuing, the Secured Party, without any other notice to or demand upon the Grantor, may assert all rights and remedies of a secured party under the UCC or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to the Grantor at its notice address as provided in Section 15 hereof ten days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient. So long as the sale of the Collateral is made in a commercially reasonable manner, the Secured Party may sell such Collateral on such terms and to such purchaser(s) as the Secured Party in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. At any sale of the Collateral, if permitted by applicable law, the Secured Party may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, provided the Secured Party acts in accordance with the terms of this Agreement, the Grantor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by it of any rights hereunder. The Grantor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Secured Party nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. The Secured Party shall not be obligated to clean-up or otherwise prepare the Collateral for sale.

(b) If any Event of Default shall have occurred and be continuing, any cash held by the Secured Party as Collateral and all cash Proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by the Secured Party to the payment of expenses incurred by the Secured Party in connection with the foregoing or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including reasonable attorneys’ fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations in such order as the Secured Party shall elect. Any surplus of such cash or cash Proceeds held by the Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus. The Grantor shall remain liable for any deficiency if such cash and the cash Proceeds of any sale or other realization of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by the Secured Party to collect such deficiency.

(c) If the Secured Party shall determine to exercise its rights to sell all or any of the Collateral pursuant to this Section, the Grantor agrees that, upon request of the Secured Party, the Grantor will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

12. No Waiver and Cumulative Remedies. The Secured Party shall not by any act (except by a written instrument pursuant to ), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

13. SECURITY INTEREST ABSOLUTE. The Grantor hereby waives demand, notice, protest, notice of acceptance of this Agreement, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. All rights of the Secured Party and liens and security interests hereunder, and all Secured Obligations of the Grantor hereunder, shall be absolute and unconditional irrespective of:

(a) any illegality or lack of validity or enforceability of any Secured Obligation or any related agreement or instrument;

(b) any change in the time, place or manner of payment of, or in any other term of, the Secured Obligations, or any rescission, waiver, amendment or other modification of the Lease, this Agreement or any other agreement;

(c) any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Secured Obligations;

(d) any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Secured Obligations;

(e) any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations;

(f) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Grantor against the Secured Party; or

(g) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Secured Party that might vary the risk of the Grantor or otherwise operate as a defense available to, or a legal or equitable discharge of, the Grantor or any other grantor, guarantor or surety.

14. Amendments. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by the Grantor therefrom shall be effective unless the same shall be in writing and signed by the Secured Party and the Grantor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

15. Addresses For Notices. All notices and other communications provided for in this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Lease, and addressed to the respective parties at their addresses as specified on the signature pages hereof or as to either party at such other address as shall be designated by such party in a written notice to each other party.

16. Continuing Security Interest; Further Actions. This Agreement shall create a continuing First Priority lien and security interest in the Collateral and shall (a) subject to , remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon the Grantor, its successors and assigns, and (c) inure to the benefit of the Secured Party and its successors, transferees and assigns; provided that the Grantor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Secured Party.

17. Termination; Release. On the date on which all Secured Obligations have been paid and performed in full, the Secured Party will, at the request and sole expense of the Grantor, (a) duly assign, transfer and deliver to or at the direction of the Grantor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Secured Party, and (b) execute and deliver to the Grantor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement. During the Term of the Agreement, at the request of the Grantor, the Secured Party agrees to review the then current financial statements to underwrite the financial health of both the Tenant and the Guarantor under the Lease Agreement. At the Secured Party’s reasonable business judgment, if the Secured Party is satisfied with the then current credit of both the Tenant and the Guarantor under the Lease Agreement, the Secured Party may elect to terminate this Agreement. In such event, the Secured Party will, at the request and sole expense of the Grantor, execute and deliver to the Grantor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.

18. Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of Illinois.

19. Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

20. Federal Cannabis Laws and Regulatory Compliance. This Agreement is subject to strict requirements for ongoing regulatory compliance by the parties hereto, including, without limitation, requirements that the parties take no action in violation of either any applicable state cannabis laws of a jurisdiction in which the Company operates (together with all related rules and regulations thereunder, and any amendment or replacement act, rules, or regulations, the “Regulations”) or the guidance or instruction of any applicable state regulatory body in any jurisdiction in which the Company operates, including the Department (together with any successor or regulator with overlapping jurisdiction, the “Regulator”). The Parties acknowledge and understand that the Regulations and/or the requirements of the Regulator are subject to change and are evolving as the marketplace for state-compliant cannabis businesses continues to evolve.

If necessary or desirable to comply with the requirements of the Regulations and/or the Regulator, the parties hereby agree to (and to cause their respective affiliates and related parties and representatives to) use their respective commercially reasonable efforts to take all actions reasonably requested to ensure compliance with the Regulations and/or the Regulator, including, without limitation, negotiating in good faith to amend, restate, amend and restate, supplement, or otherwise modify this Agreement to reflect terms that most closely approximate the Parties’ original intentions but are responsive to and compliant with the requirements of the Regulations and/or the Regulator. In furtherance, not limitation of the foregoing, the Parties further agree to cooperate with the Regulator to promptly respond to any informational requests, supplemental disclosure requirements, or other correspondence from the Regulator and, to the extent permitted by the Regulator, keep all other parties hereto fully and promptly informed as to any such requests, requirements, or correspondence.

The Parties hereto agree and acknowledge that no Party makes, will make, or shall be deemed to make or have made any representation or warranty of any kind regarding the terms hereof or the compliance of this Agreement with any Federal Cannabis Laws of the United States. No party hereto shall have any right of rescission or amendment arising out of or relating to any non-compliance with Federal Cannabis Laws unless such non-compliance also constitutes a violation of applicable state law as determined in accordance with the Securities Act or by the appropriate state securities regulator. As used herein, “Federal Cannabis Laws” means any U.S. federal laws, civil, criminal or otherwise, as such relate, either directly or indirectly, to the cultivation, harvesting, production, distribution, sale and possession of cannabis, marijuana or related substances or products containing or relating to the same, including, without limitation, the prohibition on drug trafficking under 21 U.S.C. § 841(a), et seq., the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957, and 1960 and the regulations and rules promulgated under any of the foregoing.

21. Omitted.

22. Option to Purchase. In the event that the Department does not approve of any of the terms of Agreement, including without limitation, the transfer of the Collateral to Secured Party or if it is determined that Secured Party is deemed unable to take a security interest in the Collateral for any reason, the Parties agree that in such situation and upon a continuing Event of Default that has not been cured within the applicable period, that Grantor hereby offers to sell to Secured Party or to Secured Party’s designee an option to Purchase the Collateral, including the License, for the market value of the License (to be determined by a 3rd party appraisal), less the NPV (Net Present Value) of the outstanding Rent due from the starting time of the uncured Event of Default through the remainder of the Term. Previously described NPV shall be reduced by the amount of rent collected from any replacement tenant that covers some or all of the same period of time as the remaining Term and that covers some or all of the Rent for any given time period. Secured Party shall not unreasonably withhold a potential replacement tenant. The discount rate applied in the NPV calculation shall be used for both the remaining tenant lease calculation and the deduction calculation and shall be determined by the aforementioned third party appraiser in said appraisal. Grantor hereby appoints the Secured Party the Grantor’s attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to transfer the Collateral, including the License to Secured Party or Secured Party’s designee. Grantor hereby agrees to promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Secured Party may request, in order for Secured Party to exercise and enforce its rights under this Section.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GRANTOR:

JG IL LLC, an Illinois limited liability company

By: Hayden Manager LLC, an Illinois limited liability company, its manager

By:	/s/ Jon Loevy
Jon Loevy, its manager

SECURED PARTY:

ZP RE HOLDINGS, LLC, an Arizona limited liability company

By:	/s/ Bryan McLaren
Name:	Bryan McLaren
Its: